Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

424B2

(Form Type)

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(1)
	Debt	Floating Rate Notes	Rule 457(o)	US$	350,000,000	100.000%	US$	350,000,000	$110.20 per $1,000,000	US$	38,570
Fees Previously Paid	Debt	5.926% Senior Notes due 2026	Rule 457(o)	US$	850,000,000	100.000%	US$	850,000,000	$110.20 per $1,000,000	US$	82,650
	Debt	5.986% Senior Notes due 2028	Rule 457(o)	US$	700,000,000	100.000%	US$	700,000,000	$110.20 per $1,000,000	US$	88,160
	Debt	6.092% Senior Notes due 2033	Rule 457(o)	US$	1,100,000,000	100.000%	US$	1,100,000,000	$110.20 per $1,000,000	US$	121,220
	Total Offering Amounts							$3,000,000,000		US$	330,600
	Total Fees Previously Paid(1)									US$	2,137,880
	Total Fee Offsets										-
	Net Fee Due									US$	0

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration statement on Form F-3 (File No. 333-273505) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant’s securities, which became effective on September 6, 2023 (the “Registration Statement”). The Registrant carried over US$600,000,000 of unsold securities (and the associated US$65,460 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-259240). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$2,137,880. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended. Prior to the offering to which the prospectus supplement relates, no securities have been issued under the Registration Statement.